UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2019
___________
RATTLER MIDSTREAM LP
(Exact Name of Registrant as Specified in Charter)

DE		001-38919	83-1404608
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas
Suite 1200
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
-432 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	RTLR	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On November 7, 2019, Rattler Midstream LP (“Rattler”), a subsidiary of Diamondback Energy, Inc. (“Diamondback”), and Oryx Midstream, a portfolio company of Stonepeak Infrastructure Partners (“Oryx”), through their newly-formed joint venture entity (the “Joint Venture”), completed the previously announced acquisition of Reliance Gathering, LLC (“Reliance Gathering”) for approximately $356 million in cash, subject to post-closing purchase price adjustments (the “Acquisition”). In accordance with their membership interests in the Joint Venture, Rattler and Oryx paid 60% and 40% of the purchase price, respectively. Rattler funded its portion of the purchase price for the Acquisition with cash on hand and borrowings under its credit facility.
Reliance Gathering operates a crude oil gathering system with over 230 miles of gathering and regional transportation pipelines and approximately 200,000 barrels of crude oil storage in Midland, Martin, Andrews, and Ector Counties, Texas. The system has current throughput of over 110,000 barrels per day from six substantial oil and gas operators, including Diamondback. The top three producers, who had contributed over 85% of the 2019 throughput through July, have, on average, over 10 years of dedication remaining. Over 160,000 gross acres in Northern Midland Basin are dedicated to the system under long-term, fixed-fee agreements, some of which benefit from minimum volume commitments. Diamondback operates approximately 38% of the dedicated acreage and produced approximately 35% of the 2019 throughput through July.
Pursuant to the limited liability company agreement entered into in connection with the formation of the Joint Venture, the Joint Venture will be managed by a board of managers consisting of designees of Rattler and Oryx. Oryx will be the operator of the gathering system, under an operating and management services agreement entered into with the Joint Venture.

Item 7.01.	Regulation FD Disclosure.
On November 12, 2019, Rattler issued a press release regarding the Acquisition described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
To the extent financial statements are required by Item 9.01(a) and pro forma financial information is required by Item 9.01(b), they will be filed by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
Exhibits

Number	Exhibit
99.1	Press release dated November 12, 2019, entitled "Rattler Midstream LP, a Subsidiary of Diamondback Energy, Inc., Announces Closing of Reliance Gathering Acquisition."
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATTLER MIDSTREAM LP

		By:	Rattler Midstream GP LLC, its general partner
Date:	November 12, 2019

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary